UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

     Date of report (Date of earliest event reported)  October 18, 2004

                          TNX Television Holdings, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

              000-33313                             95-4868287
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        (Commission File Number)         (IRS Employer Identification No.)

1811 Chestnut Street, Suite 120,  Philadelphia, Pennsylvania          19103
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         (Address of Principal Executive Offices)                  (Zip Code)

                                 (212) 972-8191
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

      In September 2004, our wholly-owned subsidiary, TNCI UK Ltd. ("TNX UK"), entered into a contract with One Railway ("One"), a major London commuter train operator, to install the TNX television system on One's fleet of trains. One is the new rail franchise for all train services serving London Liverpool Street and the East of England operating mainline, regional and inter-urban routes. The line is part of the National Express Group, one of the leading participants in the rail and bus industry internationally and in the UK and will provide the TNX television network to the London market. One's franchise covers approximately 103 million passenger journeys the lines carry annually. The London market is generally considered to be the most attractive UK market for advertisers due to its size and demographics. The parties had previously announced a letter of intent on August 17, 2004. Pursuant to the definitive agreement, TNX UK has the right to install its commuter television system on the company's entire fleet of trains and operate the system for six years.

      Pursuant to our concession contracts with TOCs, other than Central Trains, we aim to install the TNX system on all of the 116.8 million annual passenger journeys on Southern, all of the 29.9 million on c2c, 11.9 million out of the
18.0 million on Arriva Trains Wales, all of the 36.0 million on WAGN, all of the
38.1 million on Silverlink and all of the 103.4 million on One Railway. Installation of the TNX system on Central Trains began in June 2004 and is currently installed on 78 vehicles serving approximately nine million annual passenger journeys. The timing of the roll-out will be subject to, among other things, the Company's ability to secure funding for the roll-out. As such, we are presently considering an additional equity financing from primarily UK investors. Following this financing we will consider a listing on the Alternative Investment Market ("AIM") of the London Stock Exchange. We have retained Investment Bankers in the UK in order to assist with our efforts. Any securities offered will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

      Our target market of commuter trains in the United Kingdom ("UK") is comprised of approximately 950 million annual passenger journeys, of which we have secured seven concession contracts covering approximately 43.6 percent of such market.

      The TOCs with which we have signed agreements or a letter of intent were granted franchises to run their rail service by the Strategic Rail Authority ("SRA") of the United Kingdom or its predecessor. The franchises held by Central Trains and WAGN are in effect until April 2006 and the franchise held by Silverlink is effective until October 2006. The franchises held by each of Southern, One Railway and c2c are effective until January 2008, April 2011 and May 2011, respectively, while Arriva Train Wales' franchise is in effect until December 2018.

      In July 2004, the UK government announced the results of a review of the UK rail industry in a White Paper called, "The Future of the Railways", which signaled certain proposed key changes to the structure of the UK rail industry, including the closing of the SRA and the transfer of its strategic functions and financial obligations to the Department of Transport. Based on the facts that the process of renewing a franchise normally takes at least 18 months and such process has not yet begun with respect to any of the relevant franchises expiring in 2005 or 2006, we believe that current holders of the rail service franchises that expire in 2005 or 2006, and with which TNX has signed a concession agreement, could continue to hold those franchises upon the expiration of their current term. In addition, the closing of the SRA and the transfer of its functions may extend the period before which any franchise re-tendering process is commenced. Where a franchise expires before a replacement TOC is selected, the SRA has, in the past, granted a two-year extension to the incumbent TOC.

      The rollout of the system commenced on Central Trains, a leading operator of commuter trains in the UK servicing the Birmingham metro area and will be expanded in the fourth quarter of 2004 to cover other train operators. In September 2004, we launched our commercial advertising time product, which is sold to advertisers as part of the in-carriage captive audience programming in a manner which is similar to conventional television. We entered into an agreement with a top 10 global pharmaceutical company to advertise on the TNX television network. The advertising commenced on Central Trains, Ltd. We will offer up to nine minutes of commercials per half hour journey. Since we expect to establish our rates based upon conventional advertising metrics, we expect to be able to increase the fees we charge advertisers and attract more advertisers as we expand our coverage area, particularly in the London area.

      We are currently in the process of changing the name of our TNX television system to "360 onboard." We have recently applied to the UK trademarks registry for registration of the "360 onboard" logo in various relevant service mark classes. Such applications are currently still pending. There are a number of "360" type marks which are the subject of prior applications or registrations in the relevant service mark classes by third parties. Even if we are not successful in obtaining a registered trademark for the "360 onboard" logo (because, for example of prior conflicting trademarks/service marks), that does not of itself prevent us from using an unregistered trademark.

      On August 16, 2004, we entered into an employment agreement with Irwin Gross, our Chairman, President and Chief Executive Officer, pursuant to which Mr. Gross has agreed to devote at least 60 percent of his time to the Company. Mr. Gross will receive a salary of $300,000 and an annual bonus of up to 150% of his salary upon the achievement of certain specified goals and will be eligible to participate in our employee benefit plans available to full time employees of the Company and their families. Mr. Gross' employment is terminable by notice by him or the Company. If the agreement is terminated by us without cause or by Mr. Gross with good reason (as defined in the agreement), he shall be entitled to 12 months' salary and a bonus of up to a specified amount, continue to participate in our employee benefit plans and all of his unvested stock options will fully vest. If the agreement is terminated in other circumstances, his participation in these plans will cease in accordance with the terms of those plans.

      On August 16, 2004, the Company entered into a service agreement with David Shevrin, Vice President of Strategic Planning and Finance and Corporate Secretary, under which he will devote his full business time and energies to the Company and it has agreed to pay David Shevrin a salary of $180,000. Mr Shevrin is also entitled to an annual bonus of up to 90% of his salary upon the achievement of certain specific goals agreed with the Company and will be eligible to participate in the Company's employee benefit plans or programmes available to full time employees of the Company and their families. Mr Shevrin's employment is terminable by notice by him or the Company. If the agreement is terminated by the Company without cause or by Mr Shevrin with good reason (as defined in the agreement), he shall be entitled to 50% of his annual salary, increasing by 8.33% for each year of service; up to 100% for 6 or more years and bonus of up to a specified amount and to continue to participate in the Company's employee benefit plans and programmes and all unvested options issued by the Company will fully vest. If the agreement is terminated in other circumstances, his participation in these plans and programs will cease in accordance with the terms of those plans.

On July 12, 2004, Stephen Ollier advised the Board of Directors orally at a Board meeting that he was resigning as a Director of the Company, although he has not yet confirmed this in writing as is normally required under Delaware law. Subsequent to the July 12th Board of Directors meeting, Mr. Ollier has not participated in the management of the Company. Previously Mr. Ollier was given notice with regards to his employment as Managing Director of TNX UK.

On August 2, 2004, we entered into a letter agreement with Carl J. Yankowski, one of our non-employee directors, in order to confirm the terms of his directorship for a one year term commencing July 28, 2004 or until our next annual meeting of stockholders during which time all of our current directors will stand reelection. Mr. Yankowski is currently Chairman and CEO of Majesco Holdings, Inc. He will serve as Chairman of the Compensation Committee and as a member of the Audit and Corporate Governance/ Nominating committees. Mr. Yankowski was granted stock options to purchase up to 60,000 shares of our common stock at an exercise price of $1.51 per share. In addition, Mr. Yankowski shall receive $1,250 in monthly fees, which will increase to $2,500 after such time as the Company secures equity financing of at least (pound)10 million ($18 million).


This report contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, as amended. These statements involve known and unknown risks and uncertainties that may cause our actual results or outcome to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause such differences include, but are not limited to the risk factors set forth under the caption "Risk Factors" in our Annual Report on Form 10-KSB for the period ended December 31, 2003. In addition to statements that explicitly describe such risks and uncertainties, investors are urged to consider statements labeled with the terms "believes," "belief," "expects," "intends," "plans" or "anticipates" to be uncertain and forward-looking.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 TNX TELEVISION HOLDINGS, INC.

                                      By:  /s/ Irwin L. Gross
                                          -------------------
                                      Name: Irwin L. Gross
                                      Title: Chief Executive Officer


Date: October 18, 2004